UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 487-9500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Ensign Group, Inc. (the “Company”) is filing this amended Form 8-K to update the information contained in the Form 8-K filed by the Company on May 14, 2009. Pursuant to the Form 8-K filed by the Company on May 14, 2009, the Company announced that the resignation of Mr. Alan J. Norman as the Company’s Chief Financial Officer and the appointment of Ms. Suzanne D. Snapper as the Company’s new Chief Financial Officer would be effective upon the filing of the Company’s quarterly report on Form 10-Q for the second quarter of fiscal year 2009. Mr. Norman’s resignation and Ms. Snapper’s appointment became effective on August 6, 2009.

Ms. Snapper will participate in the Company’s executive compensation bonus plan and continue to be eligible for stock based compensation awards under the Company’s 2007 Omnibus Incentive Plan and to receive the same benefits that are available to all employees of the Company. Ms. Snapper will receive an annual base salary of $250,000, and the Board of Directors granted 6,000 non-qualified stock options to Ms. Snapper on July 23, 2009 in connection with her appointment as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

Dated: August 12, 2009	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper Chief Financial Officer